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                                                                      Exhibit 21
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                        Subsidiaries of the Registrant
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         Certain active subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

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                                                                                        State or
                                                                                        Country of
Name                                                                                    Organization
----                                                                                    ------------
Kraft Foods North America, Inc.                                                         Delaware
Kraft Foods Holdings, Inc.                                                              Delaware
Kraft Foods International, Inc.                                                         Delaware
Kraft Foods Schweiz Holding AG
(Swiss holding company, formerly known as KJS AG)                                       Switzerland

Nabisco Holdings Corp.                                                                  Delaware
Nabisco, Inc.                                                                           New Jersey
Nabisco Brands Company                                                                  Delaware
Kraft Pizza Company                                                                     Delaware
Kraft Food Ingredients Corp.                                                            Delaware
Capri Sun, Inc.                                                                         Delaware
Callard & Bowser-Suchard, Inc.                                                          Delaware
Balance Bar Company                                                                     Delaware
MEX Holdings, Ltd.                                                                      Delaware
Nabisco Biscuit Manufacturing (Midwest), Inc.                                           Delaware
Nabisco Biscuit Manufacturing (West), Inc.                                              Delaware
Nabisco England IHC, Inc.                                                               Delaware
Nabisco Group Ltd.                                                                      Delaware
Nabisco Holdings IHC, Inc.                                                              Delaware
Nabisco International, Inc.                                                             Delaware
Nabisco Technology Company                                                              Delaware
Kraft Foods Ltd.                                                                        Australia
Kraft Canada Inc.                                                                       Canada
Kraft Foods Italia S.p.A.                                                               Italy
Ajinomoto General Foods, Inc.                                                           Japan
Dong Suh Foods Corporation                                                              South Korea
Votesor BV                                                                              Netherlands
Kraft Foods Belgium S.A.                                                                Belgium
Kraft Foods AS                                                                          Norway
Kraft Sverige AB                                                                        Sweden
Kraft Foods Espana, S.A.                                                                Spain
Kraft Foods Schweiz AG                                                                  Switzerland
Kraft Foods France                                                                      France
Kraft Foods Deutschland Holding GmbH                                                    Germany
Kraft Foods Produktion GmbH                                                             Germany
Kraft Foods UK Limited                                                                  United Kingdom
Gevaliarosteriet AB                                                                     Sweden
Jacobs Suchard Alimentos do Brasil Ltda.                                                Brazil
Kraft Lacta Suchard Brasil, S.A.                                                        Brazil
Corporativo Kraft S.A. de C.V.                                                          Mexico
Kraft Foods de Mexico, S.A. de C.V.                                                     Mexico
Establecimiento Modelo Terrabusi S.A.                                                   Argentina
Nabisco Argentina S.A.                                                                  Argentina
Nabisco Iberia, S.L.                                                                    Spain
Nabisco Limited                                                                         Canada
Productos Alimenticios Fleischmann e Royal Ltda.                                        Brazil
Nabisco Euro Holdings Ltd.                                                              Cayman Islands
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